Response to Item 77C


Special Meeting of Shareholders of Eaton Vance Alabama
Municipal Income Fund (the "Fund")

The Fund held a Special Meeting of Shareholders on May 9,
2014 to approve an Agreement and Plan of Reorganization (the "Plan") to convert shares of the Fund into corresponding shares of Eaton Vance National Municipal Income Fund (the
"National Fund"). The Plan provides for the transfer of all of the assets and liabilities of the Fund to the National Fund in exchange for corresponding shares of the National Fund.
The following action was taken by the shareholders:

				          	     Number of Shares
			       For		  Against
		 Abstain__
			1,863,752		211,560
	 	286,585


Special Meeting of Shareholders of Eaton Vance Arkansas
Municipal Income Fund (the "Fund")

The Fund held a Special Meeting of Shareholders on May 9,
2014 to approve an Agreement and Plan of Reorganization (the "Plan") to convert shares of the Fund into corresponding shares of Eaton Vance National Municipal Income Fund (the
"National Fund"). The Plan provides for the transfer of all of the assets and liabilities of the Fund to the National Fund in exchange for corresponding shares of the National Fund.
The following action was taken by the shareholders:

				          	     Number of Shares
			       For		  Against
		 Abstain__
			2,585,417		 288,140
		310,990

Special Meeting of Shareholders of Eaton Vance Kentucky
Municipal Income Fund (the "Fund")

The Fund held a Special Meeting of Shareholders on May 9,
2014 to approve an Agreement and Plan of Reorganization (the "Plan") to convert shares of the Fund into corresponding shares of Eaton Vance National Municipal Income Fund (the
"National Fund"). The Plan provides for the transfer of all of the assets and liabilities of the Fund to the National Fund in exchange for corresponding shares of the National Fund.
The following action was taken by the shareholders:

				          	     Number of Shares
			       For		  Against
		 Abstain__
			2,437,895		214,799
		80,195

Special Meeting of Shareholders of Eaton Vance Tennessee
Municipal Income Fund (the "Fund")

The Fund held a Special Meeting of Shareholders on May 9,
2014 to approve an Agreement and Plan of Reorganization (the "Plan") to convert shares of the Fund into corresponding shares of Eaton Vance National Municipal Income Fund (the
"National Fund"). The Plan provides for the transfer of all of the assets and liabilities of the Fund to the National Fund in exchange for corresponding shares of the National Fund.
The following action was taken by the shareholders:

				          	     Number of Shares
			       For		  Against
		 Abstain__
			2,172,749		291,258
		66,379